Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF FRANKLIN COVEY CO. ___________________ JANUARY 27, 2012 ___________________

TABLE OF CONTENTS

ARTICLE 1	OFFICES	1
1.1	Business Offices	1
1.2	Registered Office	1
ARTICLE 2	SHAREHOLDERS	1
2.1	Annual Meetings	1
2.2	Business at an Annual Meeting of Shareholders	1
2.3	Special Meetings	4
2.4	Place of Meetings	6
2.5	Notice of Meetings	6
2.6	Attendance as Waiver	7
2.7	Fixing of Record Date	7
2.8	Voting List	8
2.9	Proxies	8
2.10	Shareholder Quorum and Voting Requirements	8
2.11	Conduct of Meetings of Shareholders	9
2.12	Adjournment and Notice of Adjourned Meetings	9
2.13	Voting of Shares	10
2.14	Voting of Shares by Certain Holders	10
2.15	Action Without a Meeting	10
2.16	Written Consents	11
2.17	Waiver	11
ARTICLE 3	BOARD OF DIRECTORS	12
3.1	General Powers	12
3.2	Nomination of Directors	12
3.3	Number, Tenure, and Qualifications	13
3.4	Election of Directors	14
3.5	Vacancies; Removal	14
3.6	Chairman of the Board of Directors	15
3.7	Vice Chairman of the Board of Directors	15
3.8	Regular Meetings	15
3.9	Special Meetings	15
3.10	Notice	15
3.11	Presumption of Assent	16
3.12	Quorum and Voting	16
3.13	Fees and Compensation	16
3.14	Meetings by Telephone	16
3.15	Action Without a Meeting	16
ARTICLE 4	COMMITTEES	17

i

4.1	Committees	17
4.2	Procedures, Meetings and Quorum	17
ARTICLE 5	OFFICERS	17
5.1	Officers	17
5.2	Appointment, Term of Office and Qualification	18
5.3	Resignations	18
5.4	Removal	18
5.5	Vacancies and Newly-Created Offices	18
5.6	Chief Executive Officer	18
5.7	President	18
5.8	Executive Vice Presidents and Other Vice Presidents	19
5.9	Chief Financial Officer	19
5.10	Secretary	19
5.11	Treasurer	20
5.12	Assistant Secretaries and Treasurers	20
5.13	Duties of Other Officers	20
5.14	Salaries	20
5.15	Surety Bonds	20
5.16	Delegation of Authority	21
ARTICLE 6	SHARES	21
6.1	Issuance of Shares	21
6.2	Certificates	21
6.3	Shares Without Certificates	21
6.4	Consideration for Shares	21
6.5	Lost Certificates	21
6.6	Transfer of Shares	21
6.7	Holders of Record	22
6.8	Transfer Agents, Registrars, and Paying Agents	22
6.9	Restrictions on Transfer or Registration of Shares	22
6.10	Regulations	22
ARTICLE 7	INDEMNIFICATION	22
7.1	Indemnification	22
7.2	Certain Restrictions on Indemnification	23
7.3	Mandatory Indemnification	23
7.4	Determination	23
7.5	General Indemnification	23
7.6	Advances	23
7.7	Scope of Indemnification	24
7.8	Insurance	24
7.9	Effect of Repeal or Modification of Article 7	24

ii

ARTICLE 8	MISCELLANEOUS	24
8.1	Waivers of Notice	24
8.2	Voting of Securities by the Corporation	24
8.3	Books and Records	25
8.4	Corporate Seal	25
8.5	Instruments	25
8.6	Amendments	25
8.7	Interpretation	25
8.8	Fiscal Year	25
8.9	Time Periods	25

iii

AMENDED AND RESTATED BYLAWS

OF

FRANKLIN COVEY CO.

ARTICLE 1
OFFICES

1.1. Business Offices.  The principal office of the corporation shall be located at 2200 West Parkway Boulevard, Salt Lake City, Utah 84119.  The corporation may have such other offices, either within or outside Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.2. Registered Office.  The registered office of the corporation, required by the Utah Revised Business Corporation Act (the “Revised Act”) to be maintained in Utah, may be but is not necessarily identical with the principal office if in Utah, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE 2
SHAREHOLDERS

2.1. Annual Meetings.  An annual meeting of the shareholders shall be held on the date and at the time as may be determined by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.  If the election of directors shall not be held on the day designated in these Bylaws for any annual meeting of the shareholders, or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon after such annual meeting (as the same may be adjourned) as is convenient.  Failure to hold an annual meeting as required by these Bylaws shall not invalidate any action taken by the Board of Directors or officers of the corporation.

2.2. Business at an Annual Meeting of Shareholders.  The business to be transacted at any annual meeting of shareholders shall be limited to business that is properly brought before the meeting.  For the purposes of this Section 2.2, “properly brought before the meeting” shall mean the business that is (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise brought before an annual meeting by or at the direction of the Board of Directors; or (iii) a proper matter for shareholder action under the Revised Act that has been otherwise properly brought before an annual meeting by a shareholder who (A) is a shareholder of record both on the date of the giving of the notice provided for in this Section 2.2 and at the time of the meeting; (B) is entitled to vote at the meeting; and (C) has complied with the notice procedures set forth in this Section 2.2.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as amended and inclusive of such rules and regulations, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.

In order for business to be properly brought before an annual meeting by a shareholder, the shareholder must, in addition to any other applicable requirements, give written notice in proper form of such shareholder’s intent to bring a matter before the annual meeting, which notice must be received by the Secretary of the corporation at the corporation’s principal executive offices no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of  either (i) the 60th day prior to such annual meeting or (ii) the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made by the corporation, whichever occurs first.  In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

Except with respect to nominations for the election of directors, which shall be governed by Section 3.2 hereof, to be in proper form, each such notice shall set forth:

(a) the name and address of the Proposing Person (as defined below);

(b) the class or series and number of shares of capital shares of the corporation entitled to vote at such meeting which are owned beneficially or of record by the Proposing Person;

(c) a description of any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person; (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares; or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions;

(d) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation;

(e) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation held by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”);

(f) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation;

(g) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any;

(h) a representation that the Proposing Person is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting;

(i) a description of the business desired to be brought before the meeting and the reasons therefor;

(j) such other information regarding the Proposing Person and the business proposed by such shareholder as would be required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission; and

(k)  a representation as to the Proposing Person’s material interest in the business being proposed (the disclosures made pursuant to the forgoing clauses (a) through (k) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

In addition, the Proposing Person shall promptly provide any other information reasonably requested by the corporation.  Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act.  The Chair of the meeting shall refuse to acknowledge any business proposed to be brought before an annual meeting not made in compliance with the foregoing procedures.

A Proposing Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

For purposes of this Section 2.2, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made; and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or beneficial owner.

2.3. Special Meetings.  Except as otherwise required by the Revised Act, special meetings of shareholders may be called only by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors or by the Secretary, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.3 from shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, at least ten percent of the voting power of the outstanding shares of the corporation.  The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.  Except in accordance with this Section 2.3, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders.

No shareholder may demand that the Secretary of the corporation call a special meeting of the shareholders unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.

To be in proper form for purposes of this Section 2.3, a request by a shareholder for the Board of Directors to fix a record date shall set forth (i), as to each Requesting Person (as defined below), the Requesting Person’s Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 2.3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in clauses (a) through (k) of Section 2.2 and the disclosure in clause (k) of Section 2.2 shall be made with respect to the business proposed to be conducted at the special meeting); and (ii), as to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting

Person; and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons; or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting.

For purposes of this Section 2.3 and Section 2.15, the term “Requesting Person” shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting; (ii) the shareholder making the request to fix a record for the purpose of an action by written consent; (iii) the beneficial owner or beneficial owners, if different, on whose behalf such requests are made; and (iv) any affiliate or associate of such shareholder or beneficial owner.

Within ten days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no resolution fixing a record date has been adopted by the Board of Directors within the ten day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received.

Without qualification, a special meeting of the shareholders shall not be called by the shareholders unless shareholders of record as of the record date fixed in accordance with this Section 2.3 who hold, in the aggregate, more than ten percent of the voting power of the outstanding shares of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation.  Only shareholders of record on the record date shall be entitled to demand that the Secretary of the corporation call a special meeting of the shareholders pursuant to this Section 2.3.  To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the 60th day following the record date fixed in accordance with this Section 2.3.  To be in proper form for purposes of this Section 2.3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration); and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”), the information required to be provided pursuant to this Section 2.3 by a Requesting Person.

After receipt of demands in proper form and in accordance with this Section 2.3 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation.  Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting.  The record date for such a special meeting shall be fixed in accordance with these Bylaws.  The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with these Bylaws.

In connection with a special meeting called in accordance with this Section 2.3, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 2.3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.3 shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date of the meeting, or any adjournment or postponement thereof, if practicable, or if not practicable, on the first practicable date prior to the meeting, or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the special meeting or any adjournment or postponement thereof).

Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 2.3.  If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 2.3, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting has or have not otherwise complied with this Section 2.3, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting.  In addition to the requirements of this Section 2.3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.

2.4. Place of Meetings.  Each annual or special meeting of the shareholders shall be held at such place, either within or outside Utah, as may be designated by the Board of Directors in the notice of meeting.  If no place is designated in any such notice, the relevant meeting shall be held at the registered office of the corporation in Utah.

2.5. Notice of Meetings.  Except as otherwise prescribed by the Revised Act, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, shall be given not less than ten nor more than 60 days before the date of the annual meeting by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at such shareholder’s address as it appears on the stock transfer books of the corporation, with postage prepaid.

Subject to the Revised Act and notwithstanding the foregoing, if two successive notices of annual meetings, and all notices of meetings or the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed to the last known address reflected on the corporate records for any shareholder of record are returned as undeliverable, or, if at least two payments, if sent by first class mail, of dividends or interest on securities during a 12 month period, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the corporation, and have been returned undeliverable, no further notices to such shareholder shall be necessary, unless otherwise required by governing rule or law, until another address for such record holder is delivered or made known to the corporation.  If properly requested by a person other than the corporation properly calling a meeting, the Secretary shall give notice of such meeting at corporate expense.

The notice of an annual meeting need not include a description of the purpose of the meeting, unless action is to be taken at the meeting as to which notice is expressly required by the Revised Act. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time, and place are announced at the meeting at which the adjournment is taken.  However, if the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, notice of the date, time, and place of the adjourned meeting shall be given. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If a shareholders’ meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors must fix a new record date.

2.6. Attendance as Waiver.  Any shareholder may waive notice of any meeting.  A shareholder’s attendance at a meeting, in person or by proxy, waives such shareholder’s right to object to (i) lack of notice or defective notice of the meeting, unless, at the beginning of the meeting, the shareholder objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.7. Fixing of Record Date.  The Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days, and in case of a meeting of the shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders or entitled to receive payment of a dividend, the date of the close of business on the day before the first notice is delivered to shareholders or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section 2.7, such determination shall apply to any adjournment of such meeting, unless such adjournment lasts for more than 120 days from the date of the original meeting, in which event a new record date must be established.  Notwithstanding the foregoing, a new record date will not be required if the adjournment is ordered by a court and the court orders that the original record date be used.

2.8. Voting List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders who are entitled to be given notice of a meeting of the shareholders.  The list shall be arranged by voting group, and within each voting group by class or series of shares.  The list shall be arranged in alphabetical order within each class or series, with the address of and the number of shares held by each.  The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing throughout the meeting and any meeting adjournments.  The original stock transfer books shall be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books or to vote at any meeting of the shareholders.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

2.9. Proxies.  Each shareholder entitled to vote at any meeting of the shareholders or by consent or dissent to any proposed corporate action in writing without a meeting, or such shareholder’s duly authorized agent or attorney-in-fact, may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission permitted by the Revised Act.  Such proxy shall be filed with the inspector of election or officer or other person authorized to tabulate votes before or at the time of the meeting.  No appointment as a proxy shall be valid after 11 months from the date of appointment, unless a longer period is expressly provided in the appointment form.

2.10. Shareholder Quorum and Voting Requirements.  If the corporation’s Articles of Incorporation or the Revised Act provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

If the Articles of Incorporation or the Revised Act provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the Articles of Incorporation, these Bylaws or the Revised Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting pursuant to the Revised Act or these Bylaws.

If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, these Bylaws, or the Revised Act require a greater number of affirmative votes.

2.11. Conduct of Meetings of Shareholders.  Any of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer, who is present at the meeting and designated by either the Chairman of the Board of Directors, if there is one, or the Board of Directors, or in all of their absences another individual designated by either the Chairman of the Board of Directors, if there is one, or the Board of Directors, shall call to order and act as the Chair of any meeting of the shareholders of the corporation.  The Secretary of the corporation shall serve as the Secretary of the meeting or, if there shall be none or in his or her absence, the Secretary of the meeting shall be such person as the Chair of the meeting appoints.  The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations and procedures for the conduct of the meeting of shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the Chair of the meeting, are appropriate for the conduct of the meeting.  To the extent not prohibited by applicable law or these Bylaws, such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting; (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting; (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes; (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the Chair of the meeting shall determine; (vi) restrictions on entry to the meeting after the time fixed for commencement thereof; and (vii) limitations on the time allotted to questions or comments by participants.  Unless and to the extent otherwise determined by the Board of Directors or the Chair of the meeting, it shall not be necessary to follow Roberts’ Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders.  Following completion of the business of the meeting as determined by the Chair of the meeting, the Chair of the meeting shall have the exclusive authority to adjourn the meeting.

No business shall be conducted at an annual or special meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in these Bylaws.  If the introduction of any business at an annual or special meeting of shareholders does not comply with the procedures specified in these Bylaws, the Chair of the meeting may declare that such business is not properly before the meeting and shall not be considered at the meeting.

2.12. Adjournment and Notice of Adjourned Meetings.  Any meeting of shareholders, whether annual or special, may be adjourned from time to time exclusively by the Chair of the meeting.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting which the adjournment is taken unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.  At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

2.13. Voting of Shares.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, each outstanding share of record is entitled to vote on each matter submitted to a vote of the shareholders either at a meeting of the shareholders or pursuant to Section 2.15.

2.14. Voting of Shares by Certain Holders.  Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by Franklin Covey Co., may not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.  Shares standing in the name of another corporation may be voted by a duly authorized officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name.  Shares standing in the name of a trust or a trustee may be voted by the trustee, either in person or by proxy.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of such shares into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

2.15. Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more consents in writing (which may be signed in counterparts), setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.  Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the transaction, action, or event authorized by the shareholder action to (i) those shareholders entitled to vote who have not consented in writing; and (ii) those shareholders note entitled to vote and to whom this chapter requires that notice of the proposed action be given.  The notice shall contain or be accompanied by the same material that would have been required to be sent in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

To establish the record date for an action by written consent in accordance with this Section 2.15 and Section 2.16, a shareholder must first submit a request in writing that the Board of Directors fix a record date for the purpose of determining the minimum number of votes that would be necessary to authorize or take an action by written consent, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.  To be in proper form for purposes of this Section 2.15 and Section 2.16, a request by a shareholder for the Board of Directors to fix a record date shall set forth (i), as to each Requesting Person, the Requesting Person’s Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 2.15 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in clauses (a) through (k) of Section 2.2 and the disclosure in clause (k) of Section 2.2 shall be made with respect to the business proposed to be conducted by written consent); and (ii), as to the purpose or purposes of the action by written consent, (A) a reasonably brief description of the purpose or purposes of the action by written consent and the business proposed to be conducted by written consent, the reasons for conducting such business by written consent and any material interest in such business of each Requesting Person; and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons; or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names) in connection with the request for the action by written consent or the business proposed to be conducted by written consent.

2.16. Written Consents.  In the event of the delivery, as required by law, to the corporation of the requisite written consent or consents to take corporate action or any related revocation or revocations, the corporation shall engage the Secretary of the corporation for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the Secretary to perform such review, no action by written consent without a meeting shall be effective until the date on which the Secretary certifies to the corporation that the consents properly delivered to the corporation represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this section shall be construed to suggest or imply that the Board of Directors or any shareholder is not entitled to contest the validity of any consent or revocation thereof, whether before or after the certification by the Inspectors, or to take any other action (including without limitation the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in the litigation).

Every written consent shall bear the date of signature of each shareholder who signs the consent.  A shareholder action taken pursuant to this Section 2.16 is not effective unless all written consents on which the corporation relies for the taking of an action are received by the corporation within a 60-day period and not revoked pursuant to the Revised Act. Action taken by the shareholders pursuant to this Section 2.16 is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action. If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the shareholder action may be any date that is specified in all the written consents as the effective date of the shareholder action. The writing may be received by the corporation by electronically transmitted facsimile or other form of communication providing the corporation with a complete copy thereof, including a copy of the signature thereto.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

2.17. Waiver.  A shareholder may waive any required notice in accordance with the Revised Act.

ARTICLE 3
BOARD OF DIRECTORS

3.1. General Powers.  The business and affairs of the corporation shall be managed under the direction of the corporation’s Board of Directors, except as otherwise provided in the Revised Act, the Articles of Incorporation or these Bylaws.

3.2. Nomination of Directors.  Subject to the corporation’s Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the corporation’s Articles of Incorporation with respect to the right, if any, of holders of a class of preferred shares of the corporation to nominate and elect a specified number of directors.  To be properly brought before an annual meeting of the shareholders, or any special meeting of the shareholders called for the purpose of electing directors, nominations for the election of a director must be (i) made by or at the direction of the Board of Directors or any duly authorized committee thereof and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) to be brought before an annual meeting; or (iii) made by a shareholder of the corporation who (A) is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and at the time of the time of such meeting; (B) is entitled to vote at the meeting; and (C) has complied with this Section 3.2 as to such nomination.  The foregoing clause (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, such shareholder’s notice must be received by the Secretary of the corporation at the corporation’s principal executive offices, (i) in the case of an annual meeting, in accordance with the time provisions set forth in Section 2.2; and (ii) in the case of a special meeting of the shareholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the tenth day following the day on which public disclosure of the date of such special meeting was first made.  To be in proper form for purposes of this Section 3.2, a shareholder’s notice to the Secretary shall set forth: (i), as to each Nominating Person (as defined below), any Disclosable Interests (as defined in Section 2.2, except that for purposes of this Section 3.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” and the disclosure in clause (k) of Section 2.2 shall be made with respect to the election of directors at the meeting); and (ii), as to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 3.2 if such proposed nominee were a Nominating Person; (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.  The corporation may require any proposed nominee to furnish such other information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 3.2, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; and (iii) any affiliate or associate of such shareholder or beneficial owner.

A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.2 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

3.3. Number, Tenure, and Qualifications.  The corporation shall have not less than three and not more than fifteen directors, unless the number of voting shareholders is less than three, in which case the minimum number of directors may be the same as the number of voting shareholders.  The number of directors to constitute the whole Board of Directors shall be such numbers as shall be fixed from time to time exclusively by resolutions adopted by a majority of the entire Board of Directors.  Directors need not be residents of Utah or shareholders of the corporation.  The directors may elect from their number a director to serve as Chairman of the Board of Directors, for such term and with such authority as may be granted by the Board of Directors.

At each annual meeting of the shareholders, the directors shall be elected to serve until the next annual meeting of the shareholders and until their successors shall have been elected and qualified or until such director’s earlier death, resignation or removal.  When a vacancy on the Board of Directors is filled, the director chosen to fill that vacancy shall complete the term of the director he or she succeeds.  Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.  When the number of directors is changed, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term.

3.4. Election of Directors.  At each election of directors, unless otherwise provided in the Articles of Incorporation or the Revised Act, every shareholder entitled to vote at the election has the right to cast, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote.  Directors are to be elected by a plurality of the votes cast by the shares entitled to vote in the election, at a meeting of shareholders at which a quorum is present.  However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from or “against,” as applicable, his or her election than votes “for” his or her election (a “Majority Withheld Vote”) shall immediately offer to tender his or her resignation following certification of such shareholder vote.  For the avoidance of doubt, “broker non-votes” and “abstentions” will not be counted as votes either “withheld,” “against” or “for” a director nominee’s election.  The Corporate Governance and Nominating Committee shall promptly consider the director’s resignation offer and make a recommendation to the Board of Directors on whether to accept or reject the offer taking into account such factors as the Corporate Governance and Nominating Committee may in its discretion determine appropriate.  If a majority of the directors serving on the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall comprise a committee to consider, in the same manner and with the same discretion granted to the Corporate Governance and Nominating Committee as set forth above, any resignation offers and recommend to the Board of Directors whether to accept or reject them. The Board of Directors shall act on the recommendation of the Corporate Governance and Nominating Committee (or substitute committee of independent directors if applicable) and publicly disclose its decision within 90 days following certification of the shareholder vote.  The Board of Directors may take into account such factors as the Board of Directors may in its discretion deem appropriate in deciding whether to accept a director’s resignation.  For the purposes of this paragraph, an “uncontested election” shall mean that, on the record date for the meeting at which directors are to be elected, the number of nominees does not exceed the number of directors to be elected.  Shareholders do not have a right to cumulate their votes for the election of directors.

3.5. Vacancies; Removal.  Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board of Directors, or the Secretary of the corporation.  A director’s resignation shall take effect on receipt of such notice unless another time is specified in such notice, and unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective.  Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders.  A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and his successor is elected and qualified.  At a meeting called expressly for the purpose of removing a director, one or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.  Any directorship to be filled by reason of the removal of one or more directors by the shareholders or for any other reason may be filled by election by the shareholders at the meeting at which the director or directors are removed.

3.6. Chairman of the Board of Directors.  The Board of Directors may elect a Chairman of the Board of Directors, which person shall at all times be a director.  The Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Chairman of the Board of Directors shall be determined by the Board of Directors.  In the absence of the Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors.

3.7. Vice Chairman of the Board of Directors.  The Board of Directors may elect a Vice Chairman of the Board of Directors, which person shall at all times be a director.  The Vice Chairman of the Board of Directors, if such a person is elected, shall, if present, preside at meetings of the Board of Directors when the Chairman is absent or otherwise unable to preside and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.  The period(s) of service by the Vice Chairman of the Board of Directors shall be determined by the Board of Directors.  In the absence of the Vice Chairman of the Board of Directors, if elected, the Board of Directors may appoint another member of the Board of Directors to conduct the meeting(s) of the Board of Directors under the circumstances provided for in this Section 3.7.

3.8. Regular Meetings.  A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of shareholders, or as soon thereafter as practicable, for the purpose of electing officers and for the transaction of such other business as may come before the meeting.  The Board of Directors may provide by resolution the time and place, either within or outside Utah, for the holding of additional regular meetings.

3.9. Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place, either within or outside Utah, for holding any special meeting of the Board of Directors called by such person(s).

3.10. Notice.  Notice of each meeting of the Board of Directors stating the place, day and hour of the meeting shall be given to each director at least two days prior to such meeting by the mailing of written notice by first class, certified, registered mail or overnight mail, or at least 24 hours prior to such meeting by personal delivery of written notice or by telephonic, facsimile, or e-mail notice.  The method of notice need not be the same to each director.  Notice shall be deemed to be given, if mailed, on the date it is deposited in the United States mail, with postage prepaid, addressed to the director at such director’s business or residence address; if personally delivered; when delivered to the director; if delivered via facsimile, upon confirmation of receipt by the receiving facsimile machine; and, if telephoned or e-mailed, when communicated to the director.  Any director may waive notice of any meeting.  The attendance of a director at a meeting (or participation by a director in a meeting by means of conference telephone or similar communications equipment) shall constitute a waiver of notice of such meeting, except where a director objects to the holding of the meeting at the beginning of the meeting or promptly on such director’s arrival.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by the Revised Act.

3.11. Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken at the meeting unless the director objects at the beginning of the meeting, or promptly on arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or consent to any action taken at the meeting, or the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting, or the director causes written notice of a dissent or abstention as to a specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

3.12. Quorum and Voting.  At any meeting of the Board of Directors, business shall be transacted in the order and manner as the Board of Directors may from time to time determine.  A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided in these Bylaws or in the Articles of Incorporation or required by law.  If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting until a quorum shall be present.  No director may vote or act by proxy at any meeting of directors.

3.13. Fees and Compensation.  Directors of the corporation and members of committees established by the Board of Directors may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.14. Meetings by Telephone.  Members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at the meeting.

3.15. Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter concerned.  Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any articles or documents filed with the Utah Department of Commerce, Division of Corporations and Commercial Code or other governmental agency.

ARTICLE 4
COMMITTEES

4.1. Committees.  By one or more resolutions adopted by the majority of the Board of Directors, the Board of Directors may designate from among its members one or more committees consisting of not less than two directors, each of which (to the extent provided in the resolution establishing such committee) shall have, and may exercise, all of the authority of the Board of Directors, except as prohibited by the Revised Act.  Such committees may include, but shall not be limited to, an Executive Committee, an Audit Committee, an Organization and Compensation Committee and a Nominating and Governance Committee.  The Chairman of any such committee shall be designated by the Board of Directors.  The Board of Directors may also designate a Vice Chairman of any such committee.  The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee, and fill all vacancies therein.  The members of any such committee shall serve at the pleasure of the Board of Directors.

4.2. Procedures, Meetings and Quorum.  Unless the Board of Directors provides otherwise and subject to these Bylaws, each committee of the Board of Directors may make, alter, and repeal rules for the conduct of its business.  Meetings of any committee designated by the Board of Directors may be held at such times and places as the Chairman of such committee shall from time to time determine. A meeting of any committee designated by the Board of Directors may also be called by the Vice Chairman of such committee, if any, a majority of the directors assigned to such committee, the Chairman of the Board, or by a majority of the Board of Directors.  Notice of such meetings shall be given within the same times and by the same means as set forth in these Bylaws for meetings of the Board of Directors.  At every meeting of any such committee, the presence of a majority of all of the members of such committee shall be necessary for the transaction of business, and the action of any such committee must be authorized by the affirmative vote of a majority of the members present at such meeting at which a quorum is present.  Any such committee shall keep minutes of its proceedings, and all action by such committee shall be reported to the Board of Directors at its meeting next succeeding such action.  Any action by a committee shall be subject to review by the Board of Directors, provided, no rights of third parties shall be affected by such review.

ARTICLE 5
OFFICERS

5.1. Officers.  In addition to the officers prescribed by the Revised Act, the Board of Directors may elect or appoint such officers, assistant officers and agents, including a Chief Executive Officer, a President, a Chief Financial Officer, one or more Executive Vice Presidents and Vice Presidents, a Secretary and one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as determined by the Board of Directors in its sole and absolute discretion.  Any two or more offices may be held by the same person at the same time.  All officers must be at least 21 years old.

5.2. Appointment, Term of Office and Qualification.  The officers of the corporation shall be appointed by, and serve at the pleasure of, the Board of Directors, subject to any rights of an officer under any contract of employment.  Appointment of the Chief Executive Officer, the President, the Chief Financial Officer, the Executive Vice Presidents, the Secretary and the Treasurer shall take place annually or at such other intervals as the Board of Directors may determine, subject to any rights of an officer under any contract of employment, and may be made at regular or special meetings of the Board of Directors or by the written consent of the directors.  Subject to the foregoing, the Chief Executive Officer shall appoint all other Vice Presidents, Assistant Secretaries and Assistant Treasurers from time to time in his or her discretion.  Each officer shall hold office until his or her successor shall have been duly appointed and qualified or until such officer’s death, resignation, or removal in the manner provided in these Bylaws.  No officer provided for in this Article 5 need be a director of the corporation nor shall any such officer be a director unless elected a director in accordance with these Bylaws.

5.3. Resignations.  Any officer may resign at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon such delivery of the resignation; and, unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.4. Removal.  Any officer may be removed by the Board of Directors or by a committee, if any, if so authorized by the Board of Directors, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice and subject to the contract rights, if any, of the person so removed.  Appointment of an officer or agent shall not in itself create contract rights.

5.5. Vacancies and Newly-Created Offices.  A vacancy in any office may be filled by the Board of Directors at any regular or special meeting or by the unanimous written consent of the directors.

5.6. Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.

5.7. President.  The President shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall, subject to such direction and control, have general active management of the business, affairs and policies of the corporation.  The President shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation.  If the Board of Directors has not elected a Chief Executive Officer, the President shall be the Chief Executive Officer.  If the Board of Directors has elected a Chief Executive Officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties, of the Chief Executive Officer.

5.8. Executive Vice Presidents and Other Vice Presidents.  In the absence or disability of the Chief Executive Officer and the President, the Executive Vice Presidents, in order of their rank as fixed by the Board of Directors or, if not ranked, an Executive Vice President designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.  The Executive Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the Chief Executive Officer, the President, or the Chairman or Vice Chairman of the Board of Directors, if any, and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Executive Vice President of a corporation.  All other Vice Presidents shall have such other powers and perform such other duties as may from time to time be prescribed for them by the Board of Directors, these Bylaws, the Chief Executive Officer, the President, or the Chairman or Vice Chairman of the Board of Directors, if any, and, unless otherwise so prescribed, the powers and duties customarily vested in the office of Vice President of a corporation.

5.9. Chief Financial Officer.  The Chief Financial Officer shall be subject to the direction and control of the Board of Directors and the Chief Executive Officer, shall have primary responsibility for the financial affairs of the corporation and shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation in accordance with the corporation's policies and procedures as adopted by resolution of the Board of Directors, making or causing to be made proper vouchers therefor; (v) render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation; and (vi) shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws or by the Chief Executive Officer.

5.10. Secretary.  The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of the proceedings of all meetings of, and a record of all actions taken by, the Board of Directors or any committees of the Board of Directors.  The Secretary shall cause all notices of meetings to be duly given in accordance with the provisions of these Bylaws and as required by the Revised Act.

The Secretary shall be the custodian of the corporate records and of the seal, if any, of the corporation.  The Secretary shall see that the books, reports, statements, certificates, and other documents and records required by the Revised Act are properly kept and filed.

The Secretary shall have charge of the share books of the corporation and cause the share and transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such shares were paid for, the alphabetically arranged names and addresses of the holders of record thereof, the number of shares held by each holder, and the time when each became a holder of record.  The Secretary may discharge this responsibility through a transfer agent or transfer agents approved by the Chief Executive Officer or the Board of Directors.  The Secretary shall exhibit at all reasonable times to any director, upon application, the original or duplicate share register.  The Secretary shall cause the share ledger to be kept and exhibited at the principal office of the corporation or the office of the corporation’s transfer agent in the manner and for the purposes provided by these Bylaws and the Revised Act.

The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to him or her by applicable law or these Bylaws or as from time to time may be assigned by the Board of Directors.

5.11. Treasurer.  The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board of Directors, whenever they request it, an account of all transactions taken as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

5.12. Assistant Secretaries and Treasurers.  Any Assistant Secretaries or Assistant Treasurers elected by the Board of Directors shall perform such of the duties of the Secretary or the Treasurer, respectively, as may be assigned to them by the officers they are elected to assist, or as may otherwise be prescribed for them by the Board of Directors.

5.13. Duties of Other Officers.  Any other officers of the corporation designated by the Board of Directors shall have such powers and perform such duties as may from time to time be prescribed by these Bylaws, the Board of Directors or any other officer authorized to prescribe such duties.

5.14. Salaries.  The compensation of the Chairman of the Board of Directors and the Chief Executive Officer shall be fixed from time to time by the Board of Directors or any duly authorized committee thereof.  Subject to compliance with applicable law and the requirements of any listing agreement with any exchange upon which the Company’s shares trade, the compensation of the other officers shall be fixed from time to time based on the recommendation of the Chief Executive Officer and after review by the Board of Directors or any duly authorized committee thereof.

5.15. Surety Bonds.  In the event the Board of Directors shall so require, any officer or agent of the corporation shall provide the corporation with a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation that may come under his or her responsibility.

5.16. Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 6
SHARES

6.1. Issuance of Shares.  The issuance or sale by the corporation of any shares of the corporation’s authorized capital stock of any class, including treasury shares, shall be made only on authorization by the Board of Directors, except as otherwise may be provided by the Revised Act.

6.2. Certificates.  The shares of the corporation shall be represented by certificates unless otherwise provided by these Bylaws or the Board of Directors.  The certificates shall be in such form consistent with law as shall be prescribed by the Board of Directors.  The certificates representing shares of stock of the corporation shall be consecutively numbered.  The certificates shall be signed by two officers as designated by the Board of Directors, or in the absence of such designation, by the Chief Executive Officer and either the Secretary or the Treasurer.

6.3. Shares Without Certificates.  The Board of Directors may authorize the issuance of some or all of the shares of any or all of the classes or series of the corporation’s shares without certificates or as book-entry shares.  The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required to be on certificates by Section 6.1 of these Bylaws or the Revised Act.

6.4. Consideration for Shares.  Shares shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors.  In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.

6.5. Lost Certificates.  In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu of such certificate on such terms and conditions in conformity with law as the Board of Directors may prescribe.  The Board of Directors may, in the discretion of the Board of Directors, require a bond in such form and amount and with such surety as the Board of Directors may determine before issuing a new certificate.

6.6. Transfer of Shares.  On surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, in accordance with all of the provisions of the laws of Utah, it shall be the duty of the corporation to issue a new certificate to the person entitled to such new certificate and to cancel the old certificate.  Every such transfer of stock shall be entered on the stock transfer books of the corporation.

6.7. Holders of Record.  The corporation shall be entitled to treat the holder of record of any share as the holder-in-fact of such share and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not the corporation shall have express or other notice of such claim or interest, except as may be required by the laws of Utah.

6.8. Transfer Agents, Registrars, and Paying Agents.  The Board of Directors may, in the discretion of the Board of Directors, appoint one or more transfer agents or registrars for making payment on any class of stock, bond, debenture or other security of the corporation.  Such agents and registrars may be located either within or outside Utah.  They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

6.9. Restrictions on Transfer or Registration of Shares.  Subject to the provisions of these Bylaws and the Articles of Incorporation, the Board of Directors may, as they may deem expedient, impose restrictions on the transfer or registration of transfer of shares of the corporation.  Such restrictions do not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

The restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder, if the restriction is authorized by the Revised Act and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement that is sent to shareholders whose shares are not represented by certificates pursuant to these Bylaws.

6.10. Regulations.  Subject to the provisions of these Bylaws and of the Articles of Incorporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

ARTICLE 7

INDEMNIFICATION

7.1. Indemnification.  Except as provided in Section 7.2 of these Bylaws, the corporation may, to the maximum extent and in the manner permitted by the Revised Act, indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, fiduciary, or agent of the corporation, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.  Termination of the proceeding by judgment, order, settlement, conviction, upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee, fiduciary, or agent of the corporation, did not meet the standard of conduct described in this Section 7.1.

7.2. Certain Restrictions on Indemnification. The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws, in connection with a proceeding by or in the right of a corporation in which such party was adjudged liable to the corporation, or in connection with any other proceeding charging that such party derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

7.3. Mandatory Indemnification.  The corporation shall indemnify a director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

7.4. Determination.  The corporation may not indemnify a director, officer, employee, fiduciary, or agent of the corporation under Section 7.1 of these Bylaws unless authorized and a determination has been made in a specific case that indemnification of such party is permissible in the circumstances because such party has met the applicable standard of conduct set forth in Section 7.1 of these Bylaws.  Such determination shall be made either (a) by the Board of Directors by majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceedings shall be counted in satisfying the quorum requirement; (b) if a quorum cannot be obtained, by majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two or more directors not parties to the proceeding, except that the directors who are not parties to the proceeding may participate in the designation of directors for the committee; (c) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors in the manner prescribed by the Revised Act; or (d) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.  The majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this Section 7.4.  Shareholders’ action that otherwise complies with this Section 7.4 is not affected by the presence of holders, or the voting, of shares that are not qualified shares as determined under the Revised Act.

7.5. General Indemnification.  The indemnification and advancement of expenses provided by this Article 7 shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

7.6. Advances.  The corporation in accordance with the Revised Act may pay for or reimburse the reasonable expenses incurred by any director, officer, employee, fiduciary, or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) such party furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 7.1 of these Bylaws; (b) such party furnishes to the corporation a written undertaking in the form required by the Revised Act, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct; and (c) a determination is made that the facts then known to those making a determination would not preclude indemnification under this Article 7.

7.7. Scope of Indemnification.  Except as otherwise provided in these Bylaws, the indemnification and advancement of expenses authorized by this Article 7 are intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Utah, any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such laws.  Any indemnification or advancement of expenses hereunder shall, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary, or agent of the corporation and shall inure to the benefit of such person’s heirs, executors, and administrators.

7.8. Insurance.  The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation, or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status in any such capacity, whether or not the corporation would have the power to indemnify him or her against the liability under the provisions of this Article 7 or the laws of the State of Utah, as the same may hereafter be amended or modified.

7.9. Effect of Repeal or Modification of Article 7.  Any repeal or modification to this Article 7 by the shareholders of the corporation shall not adversely affect any right or protection of any person existing at the time of such repeal, modification or amendment.

ARTICLE 8
MISCELLANEOUS

8.1. Waivers of Notice.  Whenever notice is required by law, the Articles of Incorporation or these Bylaws, a waiver of such notice in writing signed by the director, shareholder, or other person entitled to said notice, whether before or after the time stated in such waiver or, subject to Section 3.10, such person’s appearance at such meeting in person or (in the case of a shareholder’s meeting) by proxy, shall be equivalent to such notice.

8.2. Voting of Securities by the Corporation.  Unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer shall, on behalf of the corporation, attend in person or by substitute appointed by the Chief Executive Officer, or shall execute written instruments appointing a proxy or proxies, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities and may execute written waivers of notice with respect to any such meetings.  At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities; subject, however, to the instructions, if any, of the Board of Directors.

8.3. Books and Records.  The corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of the meetings of the corporation’s shareholders and Board of Directors and shall keep all other records required by law.  The corporation shall also keep at the corporation’s registered office or principal place of business or at the office of the corporation’s transfer agent or registrar a record of the corporation’s shareholders, giving the name and addresses of all shareholders and the number of shares held by each.  Any person who is a shareholder of record, on written demand stating the purpose of such examination, shall have the right to examine and make abstracts from, in person or by agent or attorney, at any reasonable time and for a purpose reasonably related to such person’s interests as a shareholder, the corporation’s records to the extent required by the laws of Utah.  On the written request of any shareholder of the corporation, the corporation shall mail to such shareholder the corporation’s most recent annual or quarterly financial statements showing in reasonable detail the corporation’s assets and liabilities and the results of the corporation’s operations.

8.4. Corporate Seal.  The Board of Directors may, but is not required to, provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

8.5. Instruments.  The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.

8.6. Amendments.  Except as otherwise set forth in these Bylaws, the Articles of Incorporation or the Revised Act, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the Board of Directors.

8.7. Interpretation.  These Bylaws and each provision of these Bylaws are subject to applicable statutory law and to the Articles of Incorporation.

8.8. Fiscal Year.  The fiscal year of the corporation shall be determined by the Board of Directors, or authorized committee, of the corporation.

8.9. Time Periods.  In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECRETARY’S CERTIFICATE

I, the undersigned and duly elected Secretary of Franklin Covey Co., a Utah corporation (the “Corporation”), do hereby certify that the foregoing Bylaws were adopted as the Bylaws of the Corporation as of the 27th day of January, 2012, and that the same do now constitute the Bylaws of the Corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name as the Corporate Secretary of the Corporation as of the 27th day of January, 2012.

/s/ Stephen D. Young
Stephen D. Young, Corporate Secretary